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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: July 31, 2003
                        (Date of earliest event reported)


                   INTERNATIONAL BUSINESS MACHINES CORPORATION
             (Exact name of registrant as specified in its charter)


          New York                1-2360                    13-0871985
(State of Incorporation)  (Commission File Number)  employer Identification No.)


                 ARMONK, NEW YORK                           10504
     (Address of principal executive offices)             (Zip Code)


                                  914-499-1900
                         (Registrant's telephone number)


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Item 5.  Other Events

       On July 31, 2003, IBM issued a press release announcing that it will appeal the decision issued on July 31, 2003 in Cooper et al v. The IBM Personal Pension Plan and IBM Corporation. The press release is Attachment I of this Form 8-K.

       IBM's web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.


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                                    SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



Date:  July 31, 2003


                                      By:        /s/   Andrew Bonzani
                                                 ----------------------------
                                                       (Andrew Bonzani)
                                                     Assistant Secretary &
                                                   Associate General Counsel

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                                                            Attachment I

               IBM TO APPEAL LOWER COURT DECISION IN PENSION CASE

ARMONK, NY, July 31, 2003 -- IBM announced it will appeal the decision in Cooper et al vs. The IBM Personal Pension Plan and IBM Corporation in which the U.S. District Court for the Southern District of Illinois held that IBM's pension plan violated the age discrimination provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

IBM disagrees with the district court's ruling and believes that it will prevail on appeal. IBM's pension plan does not discriminate on the basis of age.

IBM's plan always provides older employees with benefits of equal value or greater value than the benefits earned by younger employees. Neither the plaintiffs nor the judge ever disputed that fact. To call such a plan age discriminatory makes no sense and ignores the fundamental principle of the time value of money.

"IBM has a long history of providing pension benefits for its employees. We defended this lawsuit to preserve the current pension plan," said J. Randall MacDonald, IBM senior vice president, human resources. "This ruling affects not just IBM's pension plan, but the pension plans of more than 400 major U.S. companies. This is a situation where a few have spoiled it for millions of U.S. workers."

Under the court's interpretation of the law, every cash balance plan in the country is illegal. Scores of Fortune 500 companies have such plans. According to economists at the Federal Reserve Board, cash balance plans account for 25 percent of all participants in defined benefit plans and 40 percent of all assets invested in defined benefit plans.

The court's reasoning also would invalidate pension equity plans, contributory defined benefit plans, indexed career pay plans, and variable annuity plans. Some of these plans have been in existence since the 1930s.

If the court's notion of age discrimination were applied to the U.S. Social Security program, Social Security would be condemned as age

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discriminatory. This is because Social Security, like the IBM pension plan, is indexed to take account of the time value of money.

The court's decision is contrary to the decision of two other district courts which uphold cash balance plans as lawful.

The district court did not make any determination as to remedies, which will be the subject of a separate hearing. Any discussion of remedies would be premature and speculative.